Exhibit 10.6

WAIVER AND CONSENT

This WAIVER AND CONSENT (this “Waiver and Consent”) is made and entered into as of _________, 2023 by and between Marizyme, Inc., a Nevada corporation (the “Company”) and Univest Securities, LLC, an entity (the “Placement Agent”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in that certain Placement Agency Agreement dated as of April 27, 2023, by and between the Company and the Placement Agent (the “Placement Agency Agreement”), unless defined otherwise herein.

WHEREAS, in connection with the Placement Agency Agreement, upon payment of $100 by the Placement Agent, the Placement Agent, or its designee(s), will be issued (i) a Placement Agent Warrant of the Company, which shall be exercisable to purchase a certain number of shares of Common Stock at an initial price per share of $0.10, the form of which is attached hereto as Exhibit A; (ii) a Placement Agent Warrant of the Company, which shall be exercisable to purchase a certain number of shares of Common Stock at an initial price per share of $0.10, the form of which is attached hereto as Exhibit B; and (iii) a Placement Agent Warrant of the Company, which shall be exercisable to purchase a certain number of shares of Common Stock at an initial price per share of $0.20, the form of which is attached hereto as Exhibit C (collectively, the “Placement Agent Warrants”).

WHEREAS, Section 3 of each of the Placement Agent Warrants shall provide that the holder’s registration rights shall be equivalent to the registration rights set forth in the Registration Rights Agreement (as defined in the Placement Agent Warrants), such that each of the Placement Agent Warrants shall provide for certain rights regarding the registration of the offer and resale of shares of Common Stock under the Securities Act of 1933, as amended, under the Registration Rights Agreement (the “Registration Rights”);

WHEREAS, the Company has requested that the Placement Agent waive and consent to the deferral of all obligations of the Company relating to the Registration Rights;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. This Waiver and Consent shall constitute a waiver and a consent, as applicable, for all purposes of the Placement Agent Warrants, including Section 10(l) of the Placement Agent Warrants, and for all purposes of the Registration Rights Agreement, including Section 6(f) of the Registration Rights Agreement.

2. Waiver of Registration Rights and Consent Thereto. The Placement Agent hereby waives and consents to the waiver of all obligations of the Company relating to the Registration Rights and agrees that such waiver shall apply until a date and time that the Company shall determine in its sole discretion that it may provide for such Registration Rights. Until such date and time as provided for in the first sentence of this section, any requirements relating to the Registration Rights are hereby waived in their entirety, and the Placement Agent hereby consents to such waiver. Until such date and time as provided for in the first sentence of this section, the Placement Agent agrees that any penalty provisions with respect to the Registration Rights that would have otherwise applied to the Company shall be waived in their entirety. The Placement Agent waives any right to exercise, enforce, or attempt to exercise or enforce the Registration Rights, and the Placement Agent consents to the foregoing.

3. Conditions to Effectiveness of Waiver and Consent. This Waiver and Consent shall become effective upon receipt by the Company and the Placement Agent of counterpart signatures to this Waiver and Consent duly executed and delivered by the Company and the Placement Agent.

4. No Implied Waiver or Consent. Except as expressly set forth in this Waiver and Consent, this Waiver and Consent shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Placement Agent under any of the Placement Agent Warrants, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in any of the Placement Agent Warrants, all of which shall be in full force and effect during any time that the Placement Agent Warrants are issued and outstanding. Nothing in this Waiver and Consent shall be construed to imply any willingness on the part of the Placement Agent to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of any of the Placement Agent Warrants.

5. Counterparts. This Waiver and Consent may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Waiver and Consent by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Waiver and Consent.

6. Governing Law. THIS WAIVER AND CONSENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

7. Binding Agreement. This Waiver and Consent shall inure to the benefit of and be binding upon each of the parties and each of their respective successors and assigns.

8. Headings. The headings in this Waiver and Consent are for reference only and do not affect the interpretation of this Waiver and Consent.

9. Complete Agreement. This Waiver and Consent constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MARIZYME, INC.

By:
Name:	David Barthel
Title:	Chief Executive Officer

Univest Securities, LLC

By:
Name:
Title:

Exhibit A

Form of Investor Note Placement Agent’s Warrant

(Separately attached)

Exhibit B

Form of Investor Class E Warrant Placement Agent’s Warrant

(Separately attached)

Exhibit C

Form of Investor Class F Warrant Placement Agent’s Warrant

(Separately attached)